UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2018

MABVAX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31265	93-0987903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11535 Sorrento Valley Rd., Suite 400
San Diego, CA 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 259-9405

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01      Entry into a Material Definitive Agreement.

On May 1 and May 2, 2018, MabVax Therapeutics Holdings, Inc. (the “Company”) entered into separate purchase agreements (the “Purchase Agreements”) with accredited investors (the “Investors”) pursuant to which it agreed to sell 7,818.18 shares of a new 0% Series N Convertible Preferred Stock (“Series N Preferred Stock”) with a stated value of $110 per share (the “May 2018 Offering”). The Series N Preferred Stock is initially convertible into approximately 781,818 shares of common stock at $1.10 per share, subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events and was purchased. Certain of the Investors also invested in the Company’s offering in February 2018 (the “Prior Investors”). The gross proceeds expected to be received by the Company total approximately $860,000 before estimated expenses of $10,000. The offering is expected to close on or before May 7, 2018. No bank was used in connection with the May 2018 Offering.

In connection with the May 2018 Offering, we offered incentive shares (the “May 2018 Inducement Shares”) to the Prior Investors pursuant to a letter agreement dated May 1, 2018 (the “May 2018 Letter Agreement”), as an incentive for the Prior Investors to make a minimum investment in the May 2018 Offering equal to 40% of their investment in February 2018. Such Prior Investors shall be entitled to receive their pro rata share of 10,988.88 shares of a new 0% Series O Convertible Preferred Stock (the “Series O Preferred Stock”), initially convertible into 1,098,888 shares of common stock, with a stated value of $0.01 per share, based on each of the Prior Investor’s portion of the $860,000 investment in the May 2018 Offering.

Pursuant to the rules of The Nasdaq Stock Market LLC (“NASDAQ”), we are not permitted to issue any shares of common stock upon conversion of the Series N Preferred Stock which, when aggregated with the shares of common stock issued in the February 2018 transaction, would cause the Company to exceed 19.99% of the number of shares outstanding on February 2, 2018, except that such limitation shall not apply in the event that we obtain the approval of our stockholders as required by the applicable rules of NASDAQ for issuances of common stock in excess of such amount. Further, we are not permitted to issue any shares of common stock upon conversion of the Series O Preferred Stock until we obtain the approval of our stockholders.

The shares of Series N Preferred Stock and Series O Preferred Stock were offered and sold solely to “accredited investors” in reliance on the exemption from registration afforded by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company entered into separate registration rights agreements (the “Registration Rights Agreements”) with the Investors, and the May 2018 Letter Agreement with each of the Prior Investors, pursuant to which the Company agreed to undertake to file a registration statement to register the resale of the shares of common stock underlying the Series N Preferred Stock and Series O Preferred Stock within 30 days of the later to occur of (i) issuance of the May 2018 Inducement Shares and (ii) the date the Securities and Exchange Commission agrees to begin reviewing future filings of the Company’s registration statements, and to cause such registration statement to be declared effective as set forth therein and to maintain the effectiveness of the registration statement until all of such shares of common stock underlying the Series N Preferred Stock and Series O Preferred Stock have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act, without any restrictions.

The foregoing descriptions of the Purchase Agreements, Registration Rights Agreements and May 2018 Letter Agreement are not complete and are qualified in their entireties by reference to the full text of the form of Purchase Agreement, the form of Registration Rights Agreement, and the form of May 2018 Letter Agreement, copies of which are filed as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, to this Report and are incorporated by reference herein.

Item 3.02     Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 above, which is incorporated by reference, in its entirety, into this Item 3.02.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designations, Preferences and Rights of the 0% Series N Convertible Preferred Stock – On April 30, 2018, the Company filed a Certificate of Designations, Preferences and Rights of the 0% Series N Convertible Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, designating 20,000 shares of preferred stock as Series N Preferred Stock.

The shares of Series N Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series N Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series N Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series N Preferred Stock is $110 and the initial conversion price is $1.10 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.

The Certificate of Designations includes a 4.9% beneficial ownership conversion blocker, a 19.99% blocker provision to comply with the rules of NASDAQ until stockholders have approved any or all shares of common stock issuable upon conversion of the Series N Preferred Stock, and price protection for so long as the holder owns the Series N Preferred Stock. All shares of the Company’s capital stock will be junior in rank to the Series N Preferred Stock, with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company, except for the Company’s Series D Preferred Stock, Series E Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock and Series M Preferred Stock.

In the event of liquidation, the holders of Series N Preferred Stock shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its shareholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of shares of capital stock, an amount per Series N Preferred Share equal to the greater of (a) the par value thereof on the date of such payment, and (b) the amount per share such holder would receive if such holder converted such Series N Preferred Stock into common stock immediately prior to the date of such payment; provided, however, that, if the Liquidation Funds are insufficient to pay the full amount due to the holders and holders of shares of parity stock (stock ranking equal to the Series N Preferred Shares), then each holder of Series N Preferred Stock and each holder of parity stock shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder and such holder of parity stock as a liquidation preference, in accordance with their respective certificate of designation (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Series N Preferred Stock and all holders of shares of parity stock. All the preferential amounts to be paid to the holders of Series N Preferred Stock shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares of junior stock in connection with a Liquidation Event.

We are prohibited from effecting a conversion of the Series N Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series N Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series N Preferred Stock, but not in excess of the beneficial ownership limitations, and except that the holder may not vote for approval of shares of Common Stock issuable upon conversion of Series N Preferred Stock at any meeting of the Company's stockholders.

The foregoing description of the Series N Preferred Stock is not complete and is qualified in its entirety by reference to the full text of the Form of Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this report and is incorporated by reference herein.

Correction to Certificate of Designations, Preferences and Rights of the 0% Series N Convertible Preferred Stock – On May 2, 2018, the Company filed a correction to the Certificate of Designations. The inaccuracy or defect in the Certificate of Designation was that the Certificate of Designation inadvertently stated a specific number of shares in Section 4(f) “19.99% Conversion Blocker.” The Certificate of Designation was corrected by amending and restating Section 4(f) in its entirety to remove such inadvertent inclusion.

The foregoing description of the Certificate of Correction is not complete and is qualified in its entirety by reference to the full text of the Form of Certificate of Correction, a copy of which is filed as Exhibit 3.2 to this report and is incorporated by reference herein.

Certificate of Designations, Preferences and Rights of the 0% Series O Convertible Preferred Stock – On April 30, 2018, the Company filed a Certificate of Designations, Preferences and Rights of the 0% Series O Convertible Preferred Stock (the “Series O Certificate of Designations”) with the Secretary of State of the State of Delaware, designating 20,000 shares of preferred stock as Series O Preferred Stock.

The shares of Series O Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series O Preferred Stock, plus all accrued and unpaid dividends, if any, on such Series O Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series O Preferred Stock is $0.01 and the initial conversion price is $0.0001 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events. We are not permitted to issue any shares of common stock upon conversion of the Series O Preferred Stock until we obtain the approval of our stockholders.

In the event of a liquidation, dissolution or winding up of the Company, each share of Series O Preferred Stock will be entitled to a per share preferential payment equal to the stated value on the date of such payment. All shares of capital stock will be junior in rank to Series O Preferred Stock with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding-up of the Company, except for the Company’s Series D Preferred Stock, Series E Preferred Stock, Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock and Series N Preferred Stock. The holders of Series O Preferred Stock will be entitled to receive dividends if and when declared by our board of directors. The Series O Preferred Stock shall participate on an “as converted” basis, with all dividends declared on our common stock.  In addition, if we grant, issue or sell any rights to purchase our securities pro rata to all our record holders of our common stock, each holder will be entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of common stock acquirable upon complete conversion of all Series O Preferred Stock then held.

We are prohibited from effecting a conversion of the Series O Preferred Stock to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series O Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series O Preferred Stock, but not in excess of the beneficial ownership limitations, and except that the holder may not vote for approval of shares of Common Stock issuable upon conversion of Series O Preferred Stock at any meeting of the Company's stockholders.

The foregoing description of the Series O Preferred Stock is not complete and is qualified in its entirety by reference to the full text of the Form of Series O Certificate of Designations, a copy of which is filed as Exhibit 3.3 to this report and is incorporated by reference herein.

Item 7.01    Regulation FD Disclosure

On May 3, 2018, the Company issued a press release announcing the offering. A copy of the press release is attached hereto as Exhibit 99.1.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

3.1	Certificate of Designations, Preferences and Rights of the 0% Series N Convertible Preferred Stock
3.2	Certificate of Correction to Certificate of Designations, Preferences and Rights of the 0% Series N Convertible Preferred Stock
3.3	Certificate of Designations, Preferences and Rights of the 0% Series O Convertible Preferred Stock
10.1	Form of Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of May 2018 Letter Agreement
99.1	Press Release dated May 3, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MABVAX THERAPEUTICS HOLDINGS, INC.

Dated: May 3, 2018	/s/ J. David Hansen
J. David Hansen
President and Chief Executive Officer